Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Schedule 14A of Gyrodyne Company of America, Inc. and Subsidiaries of our report dated March 24, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears on pages F-1 and F-2 of the annual report on Form 10-K for the year ended December 31, 2013.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Melville, New York

June 17, 2014